AMENDMENT NO. 1
TO
EMPLOYMENT AGREEMENT
The Employment Agreement made and entered into effective June 5, 2023 (the “Agreement”) by and between Perrigo Company, a Michigan corporation (the “Company”), and Patrick Lockwood-Taylor (“Executive”), is hereby amended by this Amendment No. 1, effective as of September 28, 2023 (this “Amendment”).
WHEREAS the Company and Executive previously intended for Executive’s principal place of employment to be in Grand Rapids, Michigan and Executive had undertaken certain steps toward relocation; and
WHEREAS, after further consideration of Executive’s responsibilities and the needs of the Company, the Company and Executive agree that Executive’s principal place of employment should remain in New Jersey;
NOW THEREFORE, in consideration of the foregoing, the mutual promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties agree as follows:
1.Section 2(b) of the Agreement is hereby amended and restated as follows:
(b)    Location. During the Employment Period, the Executive’s principal place of employment shall be the Company’s executive offices in New Jersey, subject to reasonable business travel at the Company’s request; provided that the parties acknowledge that Executive will spend significant time in the Company’s offices in Ireland.
2.This Amendment may be executed in counterparts and each counterpart will be deemed an original.
3.Except as expressly provided herein, the rest of the Agreement shall remain unaltered and in full force and effect. Unless the context otherwise requires, all references to the Agreement shall mean and refer to the Agreement as amended hereby.
[Signature Page Follows]

US.359728786.01

IN WITNESS WHEREOF, Executive has hereunto set Executive’s hand and the Company, pursuant to the authorization from its board of directors, has caused these presents to be executed in its name on its behalf, all as of the date first above written.

/s/ Patrick Lockwood-Taylor
Patrick Lockwood-Taylor

PERRIGO COMPANY

By:	/s/ Kyle L. Hanson
Kyle L. Hanson

[Amendment No. 1 to Employment Agreement]